UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): May 14, 2018

SPARTAN MOTORS, INC.

(Exact Name of Registrant as Specified in Its Charter)

Michigan (State or Other Jurisdiction of Incorporation)	001-33582 (Commission File No.)	38-2078923 (IRS Employer Identification No.)

1541 Reynolds Road, Charlotte, Michigan (Address of Principal Executive Offices)	48813 (Zip Code)

517-543-6400

(Registrant's Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Section Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c)	Appointment of Principal Operating Officer.

On May 15, 2018, Spartan Motors, Inc. (the “Company”) announced the appointment of Thomas Ninneman to the position of Chief Operating Officer, effective May 14, 2018. Since July, 2017, Mr. Ninneman, age 48, has served as President of the Company’s Fleet Vehicles and Services business unit. Mr. Ninneman joined the Company on January 1, 2017 as part of its acquisition of Smeal Fire Apparatus Company, for which he served as Chief Operating Officer, a position he held from June, 2014 until the acquisition on January 1, 2017. Prior to joining Smeal, he served as President of Navitor, a division of privately held Taylor Corporation, as well as a variety of operating and managerial roles at Oshkosh Corporation, a manufacturer of specialty vehicles and vehicle bodies. He also served for 11 years as an active duty and reserve officer in the U.S. Army.

There are no arrangements or understandings between Mr. Ninneman and any other person pursuant to which he was selected as an officer of the Company. Mr. Ninneman is not related to any executive officer or director of the Company.

There have been no transactions since January 1, 2017, nor are there any currently proposed transactions, to which the Company or any of its subsidiaries was or is to be a party, in which the amount involved exceeds $120,000 and in which Mr. Ninneman had, or will have, a direct or indirect material interest that is required to be disclosed pursuant to Section 404(a) of Securities and Exchange Commission Regulation S-K.

In his position of Chief Operating Officer, Mr. Ninneman will receive an annual base salary of $350,000. He is also eligible to participate in the Spartan Motors, Inc. Leadership Team Compensation Plan (the “Plan”), the Company’s performance-based incentive compensation plan. The Plan is available under Exhibit 10.1 to the Company’s Form 10-Q filed with the Securities and Exchange Commission on August 5, 2015. Under the Plan, Mr. Ninneman will be eligible for an annual cash bonus with a targeted payment of 60% of his base salary, along with an annual equity grant. Mr. Ninneman will be eligible for annual restricted stock grants under the Plan, with a target award valued at an equivalent amount of 60% of his base salary.

Mr. Ninneman will be eligible to participate in the Company’s Supplemental Executive Retirement Plan and is a participant in the Spartan Motors, Inc. Management Severance Plan. The Spartan Motors, Inc. Management Severance Plan is available under Exhibit 10.1 to the Company’s Form 10-Q filed with the Securities and Exchange Commission on May 3, 2018.

In addition to these benefits, Mr. Ninneman will be eligible to receive benefits offered to other executive officers of the Company.

A copy of the press release issued by the Company to announce the appointment of Mr. Ninneman is attached to this Current Report as Exhibit 99.1. This press release is being furnished to, as opposed to filed with, the Securities and Exchange Commission.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

99.1	Press Release dated May 15, 2018 announcing the appointment of Mr. Ninneman as Chief Operating Officer of the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPARTAN MOTORS, INC.

Dated: May 15, 2018	/s/ Thomas T. Kivell
By: Thomas T. Kivell
Its: Vice President, Secretary and General Counsel

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